UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 8, 2005

QUICKSILVER RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14837	75-2756163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 West Rosedale, Suite 300

Fort Worth, Texas 76104

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 665-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At a meeting of the Compensation Committee of the Board of Directors of Quicksilver Resources Inc. (“Quicksilver”) held on February 8, 2005, the Compensation Committee approved awards of retention shares to the executive officers of Quicksilver included in the Summary Compensation Table in Quicksilver’s proxy statement relating to its 2004 annual meeting of stockholders as follows: Thomas F. Darden, Quicksilver’s Chairman of the Board, 6,092 retention shares; Glenn M. Darden, Quicksilver’s President and Chief Executive Officer, 6,092 retention shares; Jeff Cook, Quicksilver’s Senior Vice President, 4,375 retention shares; Bill Lamkin, Quicksilver’s Executive Vice President and Chief Financial Officer, 4,375 retention shares; and John C. Cirone, Quicksilver’s Vice President, General Counsel and Secretary, 2,949 retention shares.

One-third of the number of retention shares subject to each of the foregoing awards vests on the first, second and third anniversaries of the grant thereof (subject to acceleration in specified circumstances). Any shares unvested as of the date of termination of any grantee’s employment with Quicksilver, except in the case of retirement, death or disability, will be forfeited by the grantee unless the Compensation Committee finds that the circumstances warrant the grantee retaining such shares. The closing price for shares of Quicksilver common stock on the New York Stock Exchange on February 8, 2005 was $44.51.

The information set forth above should be read in conjunction with the information set forth under the caption “Executive Compensation” in Quicksilver’s proxy statement relating to its 2004 annual meeting of stockholders, and the information set forth in a Current Report on Form 8-K filed by Quicksilver with the Securities and Exchange Commission on January 28, 2005, both of which are available at Quicksilver’s website at www.qrinc.com and the Securities and Exchange Commission’s website at www.sec.gov.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUICKSILVER RESOURCES INC.

By:	/s/ Bill Lamkin
Bill Lamkin
Executive Vice President and
Chief Financial Officer

Date: February 11, 2005